SUB-ITEM 77C(1)


                                                MFS SERIES TRUST I

                                        MFS GLOBAL TELECOMMUNICATIONS FUND


                                            Consent of Sole Shareholder


THE UNDERSIGNED, being the sole shareholder of (i) one Class A share of beneficial interest of MFS Global Telecommunications Fund (the Fund), a series of MFS Series Trust I, a Massachusetts business trust (the "Trust");
     (ii) one Class B share of beneficial interest of the Fund; and (iii) one Class C share of beneficial interest of the Fund, does hereby consent to and adopt the following votes for the action of the shareholders of the
     Fund:


Approval of Investment Advisory Agreements


VOTED: That the terms of the Investment Advisory Agreement dated June 1, 2000, by and between the Trust, on behalf of MFS Global Telecommunications Fund, and Massachusetts Financial Services Company ("MFS"), a copy of which is attached hereto, be, and they hereby are, ratified, confirmed and approved;



Ratification of Selection of Auditors

VOTED: That the selection of Ernst & Young LLP, independent public accountants, by the Board of Trustees of the Trust, pursuant to and subject to the provisions of Section 32(a) of the Investment Company Act of 1940 as the independent public accountants of the Trust on behalf of each Fund to certify every financial statement certified by an independent public accountant which is required by any law or regulation to be filed by the Trust on behalf of each Fund in respect of all or any part of the Funds fiscal year ending August 31, 2000, be, and it hereby is, ratified, confirmed and approved.


This consent shall be filed with the records of meetings of shareholders of the Trust, and shall for all purposes be treated as action taken at a meeting.



IN WITNESS WHEREOF, the undersigned sets his hand this 1st day of June, 2000.





MASSACHUSETTS FINANCIAL SERVICES COMPANY



BY:  STEPHEN E. CAVAN
Stephen E. Cavan
Senior Vice  President,  General  Counsel
and Secretary

                                                  SUB-ITEM 77C(2)


                                                MFS SERIES TRUST I

                                               MFS JAPAN EQUITY FUND


                                            Consent of Sole Shareholder


THE UNDERSIGNED, being the sole shareholder of 500,000 Class A shares of beneficial interest of MFS Japan Equity Fund (the Fund), a series of MFS Series Trust I, a Massachusetts business trust (the "Trust") of the Fund, does hereby consent to and adopt the following votes for the action of the shareholders of the Fund:


Approval of Investment Advisory Agreements

VOTED: That the terms of the Investment Advisory Agreement dated June 1, 2000, by and between the Trust, on behalf of MFS Japan Equity Fund, and Massachusetts Financial Services Company ("MFS"), a copy of which is attached hereto, be, and they hereby are, ratified, confirmed and approved;



Ratification of Selection of Auditors

VOTED: That the selection of Ernst & Young LLP, independent public accountants, by the Board of Trustees of the Trust, pursuant to and subject to the provisions of Section 32(a) of the Investment Company Act of 1940 as the independent public accountants of the Trust on behalf of each Fund to certify every financial statement certified by an independent public accountant which is required by any law or regulation to be filed by the Trust on behalf of each Fund in respect of all or any part of the Funds fiscal year ending August 31, 2000, be, and it hereby is, ratified, confirmed and approved.


This consent shall be filed with the records of meetings of shareholders of the Trust, and shall for all purposes be treated as action taken at a meeting.




IN WITNESS WHEREOF, the undersigned sets his hand this 1st day of June, 2000.





     MASSACHUSETTS FINANCIAL SERVICES COMPANY



BY:  STEPHEN E.  CAVAN
Stephen E. Cavan
Senior  Vice  President,  General
Counsel and Secretary